Exhibit 99.1

KULR Technology Announces Ticker Symbol Change to "KULR" on OTCQB Exchange

CAMPBELL, CA / ACCESSWIRE / July 10, 2019 / KULR Technology Group, Inc. (OTCQB: KULR) (the "Company" or "KULR"), a leading developer of next-generation thermal management technologies, today announced a change in the Company's stock ticker symbol from "KUTG" to "KULR" on the OTCQB exchange operated by OTC Markets Group, reflecting a planned change to match the Companys name.

Trading under the new symbol will commence at market open tomorrow, July 11, 2019. No action is required by current shareholders relative to the ticker symbol change. Upon the ticker symbol change, the KUTG trading symbol will no longer be active.

About KULR Technology Group, Inc.

KULR Technology Group, Inc. (OTCQB: KULR) develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the companys roots in developing breakthrough cooling solutions for NASA deep space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our parent entitys Form 10-K filed on March 29, 2019. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Media Contact:

Derek Newton
Head, Media Relations
(786) 499-8998
derek.newton@kulrtechnology.com

Investor Relations:

Greg Falesnik
Managing Director
MZ Group - MZ North America
(949) 385-6449
greg.falesnik@mzgroup.us
www.mzgroup.us